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                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 29, 2005

                               AMBIENT CORPORATION
             (Exact name of registrant as specified in its charter)

------------------------------ -------------------- ----------------------------
           Delaware                  0-23723                 98-0166007
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 (State or other jurisdiction      (Commission             (IRS Employer
       of incorporation)           File Number)          Identification No.)
------------------------------ -------------------- ----------------------------


                 79 CHAPEL STREET, NEWTON, MASSACHUSETTS, 02458
          (Address of principal executive offices, including Zip Code)

                                  617-332-0004
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On December 29, 2005, the board of directors of Ambient Corporation (the "Company") approved the repricing to $0.20 per share of each outstanding stock option with an exercise price of greater than $0.20 per share granted under the Company's 2000 Equity Incentive Plan or 2002 Non-Employee Directors Stock Option Plan and certain non-plan options currently held by current non-employee directors and all current employees other than the Company's Chief Executive Officer. As a result of the repricing, options to purchase 10,829,500 shares with existing exercise prices ranging from $0.30 to $2.50 and a weighted average exercise price of $0.46 will be repriced to $0.20 per share. The repriced options include all of the options accelerated on the terms described below.

        The repricing was implemented for retention purposes by realigning the cash and equity components of the Company's compensation programs for employees, executive officers and non-employee directors. Pursuant to FASB Interpretation No. 44, the Company will incur variable non-cash expense for all vested options that are repriced through December 31, 2005.

        The board of directors also accelerated the vesting of and repriced all outstanding stock options previously awarded to and currently held by non-employee directors and all current employees other than the Company's Chief Executive Officer.

        As a result of the acceleration, options to acquire 10,043,750 shares of the Company's common stock, par value $0.001 per share ("Common Stock"), became exercisable in full on December 31, 2005. The acceleration of vesting was implemented for retention purposes and also to avoid recognizing the related compensation expense in the Company's future consolidated financial statements effective upon the adoption of SFAS 123R, "Share Based Payment", which is effective for the Company beginning in the first quarter of 2006.

        The Company may incur non-cash compensation expense in future periods under SFAS 123R for any outstanding grants not accelerated or future option grants.

        Except as provided herein, all other terms and conditions applicable to these stock options remain unchanged.

        The Company accounts for its stock options in accordance with APB No. 25 and FIN 44. The acceleration and repricing of the options will have no material effect on the Company's fiscal year 2005 financial position. The accelerated amortization expense and incremental value recognized due to the changes, totaling approximately $1 million, will be disclosed in the footnotes to the Company's financial statements for the year ending December 31, 2005. Such amount represents the amortization of compensation expense that would have been incurred by the Company in fiscal 2006 and 2007.

        The Company may incur non-cash compensation expense in future periods under SFAS 123R for any outstanding grants not accelerated or future option grants.

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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 5, 2006                         AMBIENT CORPORATION

                                                By:  /s/ John Joyce
                                                     --------------
                                                     John Joyce
                                                     Chief Executive Officer